Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2022 Stock Incentive Plan of Dakota Gold Corp. of our report dated March 20, 2025, with respect to the consolidated financial statements of Dakota Gold Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Denver, Colorado
May 27, 2025